EXHIBIT 99.1

For more information, contact:
Cogent Systems, Inc.	The Blueshirt Group, Investor Relations
Paul Kim	Chris Danne, Jill Isenstadt
Chief Financial Officer	(415) 217-7722
626-325-9600	chris@blueshirtgroup.com
www.cogentsystems.com	jill@blueshirtgroup.com

Cogent Systems Announces Second Quarter Financial Results

Pasadena, CA – August 4, 2009 - Cogent Systems (Nasdaq: COGT) today announced financial results for the second quarter ended June 30, 2009.

Second quarter 2009 revenues were $31.8 million, an increase of 22% over revenue of $26.0 million in the same year ago period. Net income on a GAAP basis for the second quarter of 2009 was $8.5 million, or $0.09 per diluted share. This compares to GAAP net income of $7.2 million, or $0.08 per diluted share in the same year ago period.

Cogent’s second quarter of 2009 GAAP results included $1.0 million of non-cash share-based compensation charges. Excluding the effects of share-based compensation and the net tax effect, non-GAAP net income for the second quarter of 2009 was $9.1 million, or $0.10 per diluted share. This compares to non-GAAP net income of $7.7 million, or $0.09 per diluted share, in the same year ago period.

“During the quarter revenues grew slightly, with product revenues up 4% over the prior quarter,” commented Ming Hsieh, President and Chief Executive Officer of Cogent. “We also generated $24 million in cash and investments and have generated $51 million so far in 2009. We believe this is a testament to the underlying strength of our business model, especially in a more difficult economy. We are pleased with our results for the first half of the year and believe we are on track to achieve our financial goals for 2009. Beyond our current orders and backlog, we anticipate decisions on several key awards over the next six months, and continue to pursue new opportunities as the demand for biometric solutions continues to grow worldwide.”

The Company will host a conference call at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) on Tuesday, August 4 to discuss these results. For parties in the United States and Canada, call 877-941-4774 to access the conference call. International parties can access the call at 480-629-9760.

Cogent will offer a live webcast of the conference call, accessible from the “Investor Relations” section of the Company’s website (www.cogentsystems.com). The webcast will be archived for a period of 15 days. A telephonic replay of the conference call will also be available 2 hours after the call and will run for 2 days. To hear the replay, parties in the United States and Canada should call 800-406-7325 and enter pass code 4106258. International parties should call 303-590-3030 and enter pass code 4106258.

Note Regarding Use of Non-GAAP Financial Measures

Certain of the information set forth herein, including non-GAAP net income and earnings per share, may be considered non-GAAP financial measures. Cogent believes this information is useful to investors because it provides a basis for measuring Cogent’s available capital resources, the operating performance of Cogent’s business and Cogent’s cash flow, excluding share-based compensation that would normally be included in the most directly comparable measures calculated and presented in accordance with Generally Accepted Accounting Principles. Cogent’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating Cogent’s operating performance, capital resources and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by Cogent may not be comparable to similarly titled amounts reported by other companies.

About Cogent Systems

Cogent is a global biometric identification solutions provider to governments, law enforcement agencies, and commercial enterprises. Cogent provides the highest quality identification systems, products and services with leading technology, accuracy and speed. Cogent’s Automated Fingerprint/Palmprint Identification Systems, or AFIS, enable customers to capture fingerprint and palm print images electronically, encode prints into searchable files, and accurately compare a set of fingerprints/palm prints to a database containing potentially millions of prints in seconds. For more information, please visit www.cogentsystems.com

Forward-Looking Statements

This press release contains, in addition to historical information, forward-looking statements. Such statements are based on management’s current estimates and expectations and are subject to a number of uncertainties and risks that could cause actual results to differ materially from those described in the forward-looking statements. Cogent is providing this information as of the date of this press release, and expressly disclaims any duty to update information contained in this press release.

Forward-looking statements in this press release include, without limitation, express and implied statements regarding anticipated financial results, contract awards and market developments. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those expressed or implied here. Readers are referred to Cogent’s Annual Report on Form 10-K for the year ended December 31, 2008 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 filed by Cogent with the Securities and Exchange Commission which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including but not limited to: changes in government policies; uncertain political conditions in international markets; deriving a significant portion of revenues from a limited number of customers; deriving a significant portion of revenues from the sale of solutions pursuant to government contracts; failure of the biometrics market to experience significant growth; failure of Cogent’s products to achieve broad acceptance; potential fluctuations in quarterly and annual results; changes in Cogent’s effective tax rate; failure to successfully compete; failure to comply with government regulations; failure to accurately predict financial results due to long sales cycles; negative publicity and/or loss of clients due to security breaches resulting in the disclosure of confidential information; loss of export licenses or changes in export laws; failure to manage projects; rapid technology change in the biometrics market; loss of a key member of management team; termination of backlog orders; loss of limited source suppliers; negative audits by government agencies; failure to protect intellectual property; exposure to intellectual property and product liability claims; difficulty in integrating acquisitions; and failure to achieve the expected benefits of acquisitions. The information contained in this press release is a statement of Cogent’s present intention, belief or expectation and is based upon, among other things, existing industry conditions, market conditions, the economy in general and Cogent’s assumptions. Cogent may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in its assumptions or otherwise. Cogent undertakes no obligation to review or confirm analysts’ expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. By including any information in this press release, Cogent does not necessarily acknowledge that disclosure of such information is required by applicable law or that the information is material.

COGENT, INC.

CONDENSED BALANCE SHEET

June 30, 2009 and December 31, 2008

(in thousands)

	Balance at 6/30/2009	Balance at 12/31/2008
ASSETS:

Cash and investments	$530,505	$479,896
Accounts receivable, net	16,045	30,767
Unbilled accounts receivable	734	1,110
Inventories	22,446	18,528
Property and equipment, net	37,628	37,192
Deferred income taxes	39,935	41,068
Other assets	10,758	11,570

Total assets	$658,051	$620,131

LIABILITIES & EQUITY:

Accounts payable, accrued liabilities and income taxes payable	$33,198	$25,681
Deferred revenue	85,102	74,978
Total stockholders’ equity	539,751	519,472

Total liabilities & equity	$658,051	$620,131

COGENT, INC.

CONDENSED STATEMENT OF INCOME

Three and Six Months Ended June 30, 2009 and 2008

(in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008
Revenues:
Product revenues	$21,472	$17,394	$42,138	$34,798
Maintenance and services revenues	10,299	8,647	20,667	15,874

Total revenues	31,771	26,041	62,805	50,672

Cost of revenues:
Cost of product revenues (1)	7,727	5,618	13,280	10,599
Cost of maintenance and services revenues (1)	3,732	3,733	7,993	6,294

Total cost of revenues	11,459	9,351	21,273	16,893

Gross profit	20,312	16,690	41,532	33,779

Operating expenses:
Research and development (1)	3,453	3,376	7,180	6,546
Selling and marketing (1)	3,360	2,992	6,515	5,683
General and administrative (1)	2,753	2,669	5,773	5,613
Income from settlement of lawsuit	—	—	—	(10,000)

Total operating expenses	9,566	9,037	19,468	7,842

Operating income	10,746	7,653	22,064	25,937

Interest income	2,736	4,093	5,992	9,063
Other, net	155	(165)	200	(202)

Income before income taxes	13,637	11,581	28,256	34,798
Income tax provision	5,150	4,371	10,819	13,160

Net income	$8,487	$7,210	$17,437	$21,638

Net income per share:
Basic	$0.09	$0.08	$0.19	$0.24
Diluted	$0.09	$0.08	$0.19	$0.24

Number of shares used in per share computations:
Basic	89,631	89,329	89,605	90,418
Diluted	90,554	90,482	90,545	91,599

(1) Share-based compensation expense was allocated as follows:
Cost of product revenues	$133	$103	$271	$212
Cost of maintenance and services revenues	166	127	331	263
Research and development	249	218	499	440
Selling and marketing	236	224	466	476
General and administrative	189	197	382	399

Total share-based compensation expense	$973	$869	$1,949	$1,790

COGENT, INC.

Non-GAAP Earnings per Share Reconciliation

Three Months Ended June 30, 2009 and 2008

(in thousands, except per share data)

	Three months ended June 30, 2009	Three months ended June 30, 2008
Earnings for per share calculations

GAAP Net Income	$8,487	$7,210

GAAP Income tax provision	5,150	4,371
Share-based compensation expense	973	869
Tax effect (1)	(5,552)	(4,731)

Non-GAAP Net income	$9,058	$7,719

Earnings per share

GAAP Diluted EPS	$0.09	$0.08

GAAP Income tax provision	0.06	0.05
Share-based compensation expense	0.01	0.01
Tax effect (1)	(0.06)	(0.05)

Non-GAAP Diluted EPS	$0.10	$0.09

(1)	Tax rates as follows:

- 38% for three months ended June 30, 2009 and June 30, 2008